October __, 1997



Patriot Capital Trust I
Patriot Bank Corp.
High and Hanover Streets
Pottstown, Pennsylvania 19464

Ladies and Gentlemen:

     We have acted as counsel to Patriot Bank Corp., a Delaware corporation (the "Company"), and Patriot Capital Trust I, a business trust formed under the Business Trust Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del
L. Sec. 3801 et. seq.) (the "Trust"), in connection with the preparation of the Registration Statement on Form S-4 filed by the Company and the Trust with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) the guarantee by the Company of 19,000 of the Trust's 10.30% exchange capital securities, liquidation amount of $1,000 per capital security (the "Exchange Capital Securities") with respect to distributions and payments upon liquidation, redemption and otherwise (the "Exchange Guarantee"), (ii) $19,000,000 principal amount of 10.30% Exchange Junior Subordinated Deferrable Interest Debentures due June 1, 2027 (the "Exchange Junior Subordinated Debentures") to be issued by the Company and (iii) the Exchange Capital Securities.

     This opinion is being provided in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

     (i)  the Registration Statement on Form S-4 (File
No. 333-______) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on
October ___, 1997 under the Act, and Amendment No. 1 thereto filed with the Commission on October __, 1997 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");

     (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on May 29, 1997;

     (iii) the Amended and Restated Declaration of Trust of the Trust, dated as of June 5, 1997 (the "Declaration"), among Joseph W. Major, Gary N. Gieringer, and Richard A. Elko, as administrative trustees, The Bank of New York, as property trustee (the "Property Trustee") and The Bank of New York (Delaware), as Delaware trustee;

     (iv) the form of the Exchange Capital Securities and a specimen certificate thereof;

     (v) an executed copy of the Registration Rights Agreement, dated as of June 5, 1997 (the "Registration Agreement"), among the Company, the Trust and each of Sandler O'Neill & Partners,
L.P. and Janney Montgomery Scott Inc.;

     (vi) an executed copy of the Indenture, dated as of June 1, 1997 (the "Indenture"), between The Bank of New York, as
Indenture Trustee, and the Company;

     (vii)  the form of the Exchange Junior Subordinated
Debentures and a specimen certificate thereof;

     (viii)  the Exchange Guarantee;

     (ix) the Articles of Incorporation and Bylaws of the Company as certified by the Secretary of the Company, and

     (x)  resolutions adopted by the Board of Directors of the
Company on September 25, 1997 and May 19, 1997 as certified by the Secretary of the Company.
              _____________________________________

     Based upon our review of the foregoing documents, and subject to the qualifications set forth below, it is our opinion that when the Registration Statement becomes effective:

          1. The Exchange Guarantee has been duly authorized by the Company, and when (i) the Declaration and Indenture have been qualified under the Trust Indenture Act of 1939, as amended, and
(ii) the Exchange Guarantee is duly executed and delivered by the Company and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the Exchange Guarantee will constitute a valid, legal and binding agreement of the Company in favor of the holders of Exchange Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and
(2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2. The Exchange Junior Subordinated Debentures have been duly authorized for issuance by the Company, and when
(i) the Declaration and Indenture have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Junior Subordinated Debentures are duly executed, authenticated and issued in accordance with the Indenture and delivered and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the Exchange Junior Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          3. The Exchange Capital Securities have been duly authorized for issuance by the Trust, and when (i) the Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Exchange Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered and issued in the exchange offer as contemplated by the Registration Agreement and the Registration Statement, the Exchange Capital Securities will represent, subject to the qualifications set forth in paragraph 4 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration except to the extent that enforcement of the Declaration may be limited by (1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at law.

          4. The holders of the Exchange Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Exchange Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Exchange Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.
                   ___________________________

     In providing this opinion we have assumed, without investigation, the authenticity of documents submitted to us as originals, the conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such documents submitted to us as copies, the genuineness of all signatures and the legal capacities of natural persons. In addition, we have assumed that each of the entities or persons other than the Company, the Trust and their respective representatives executing the documents had the power and authority to enter into and perform all of its obligations under such documents, and have also assumed the due execution and delivery of these documents by each such entity or person.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Validity of Exchange Securities" in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                              Very truly yours,

                              /s/ STEVENS & LEE